UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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FRIENDLY ICE CREAM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, Massachusetts  01095

Notice of Annual Meeting of Shareholders

To be held on May 10, 2006

To all Shareholders of Friendly Ice Cream Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Friendly Ice Cream Corporation (“Friendly’s”) will be held in the Friendly Ice Cream Corporation Conference Center, 1855 Boston Road, Wilbraham, Massachusetts at 10:00 a.m. local time on Wednesday, May 10, 2006 for the following purposes:

1.                To elect a Class III Director for a term expiring in 2009.

2.                To ratify the appointment of Ernst & Young LLP as Friendly’s independent registered public accounting firm for fiscal 2006.

3.                To consider and act upon a proposal to amend the Friendly Ice Cream Corporation 2003 Incentive Plan (the “2003 Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the 2003 Incentive Plan.

4.                To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Notice is further given that the Board of Directors has fixed March 27, 2006, as the record date, and only holders of record of Friendly’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Your copy of the Friendly’s 2005 Annual Report is enclosed.

IF YOU PLAN TO ATTEND: Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Cameras and recording devices will not be permitted at the meeting. Beneficial owners of stock held in “street name” will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

Whether or not you expect to attend the Annual Meeting of Shareholders, please complete, date and sign the accompanying Proxy Card and mail it promptly in the enclosed prepaid return envelope. If you attend the Annual Meeting of Shareholders, you may vote in person if you wish, even if you have previously returned your Proxy Card.

By Authorization of the Board of Directors,

Gregory A. Pastore Vice President, General Counsel & Clerk

Wilbraham, Massachusetts
April 7, 2006

Proxy Statement for
Annual Meeting of Shareholders of

FRIENDLY ICE CREAM CORPORATION
To Be Held on May 10, 2006

i

ii

FRIENDLY ICE CREAM CORPORATION

1855 Boston Road
Wilbraham, MA 01095

PROXY STATEMENT

The Board of Directors of Friendly Ice Cream Corporation (hereafter “Friendly’s” or the “Company”) solicits your proxy for use at the Company’s 2006 Annual Meeting of Shareholders. This proxy statement contains information related to the Annual Meeting to be held on May 10, 2006 at the Friendly Ice Cream Corporation Conference Center, 1855 Boston Road, Wilbraham, Massachusetts 01095 at 10:00 a.m., and at any postponements or adjournments of such meeting (the “Annual Meeting”). This proxy statement and form of proxy are first being mailed to shareholders on approximately April 7, 2006.

THE ANNUAL MEETING

The Purpose of the 2006 Annual Meeting

At Friendly’s 2006 Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of one director, ratification of the Company’s independent registered public accounting firm and the amendment to the Friendly Ice Cream Corporation 2003 Incentive Plan (the “2003 Incentive Plan”).

Voting at the Annual Meeting

You are entitled to vote at the Annual Meeting if you are an owner of record of shares of common stock of Friendly’s, its only class of voting securities, at the close of business on March 27, 2006 (the “Record Date”). As an owner of record on the Record Date, you are entitled to one vote for each share of common stock of Friendly’s that you held on the Record Date. On March 27, 2006, there were 7,902,298 shares of common stock issued and outstanding.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on the Record Date will constitute a quorum for the conduct of business. Proxies received but marked as abstentions and shares held in “street name” and represented at the Annual Meeting which the record holders are not entitled to vote on certain matters (“broker non-votes”) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

The director will be elected by the affirmative vote of the holders of a plurality of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting. You, as a shareholder, may vote in favor of the director nominee or withhold your vote for the director nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” for the election of a director will not be voted with respect to such director nominee, and will have no effect on the outcome of the election for director. Broker non-votes will have no effect on the outcome of the election for director.

The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the proposal to amend the 2003 Incentive Plan. Abstentions will have the effect of being cast against this proposal, even though the shareholder so abstaining intends a different interpretation. Broker non-votes will have no effect on the outcome of this proposal.

Voting by Proxy

To vote by proxy, please promptly complete, sign and return the enclosed proxy card. Once the enclosed proxy is completed, properly signed and returned to Friendly’s, it will be voted as directed. If you are planning to attend the Annual Meeting, the proxy may also be delivered on the day of the Annual Meeting.

You may revoke this proxy if you attend the Annual Meeting in person and request that the proxy be revoked. Whether or not you attend the Annual Meeting in person, you may change or revoke your vote before the proxy is exercised, simply by filing either a notice of revocation or a duly executed proxy bearing a later date with the Clerk of Friendly’s, before the proxy is exercised.

Please specify your voting choices on the enclosed form of proxy. If you do not provide specific instructions, the shares represented by your signed proxy will be voted FOR the election of the director nominee, FOR the ratification of the appointment of the independent registered public accounting firm, and FOR the amendment to the 2003 Incentive Plan.

Board’s Recommendation

Unless otherwise instructed on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth below together with the description of the proposal in this proxy statement. In summary, the Board recommends a vote:

•       FOR election of the nominated director (see “Proposal 1—Election of a Director”);

•       FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006 (see “Proposal 2—Independent Registered Public Accounting Firm”); and

•       FOR the amendment to the 2003 Incentive Plan (see “Proposal 3—Amendment to the 2003 Incentive Plan”).

Should any other matter come properly before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

STOCK OWNERSHIP

Who Are the Largest Owners of Friendly’s Stock?

The following table sets forth the beneficial ownership of Friendly’s common stock by each person who, as of March 1, 2006, is known by Friendly’s to be the beneficial owner of 5% or more of the common stock, with sole voting and dispositive power except as otherwise indicated.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
FMR Corp.
Edward C. Johnson 3d
Fidelity Management & Research Company
Fidelity Leveraged Co. Stock Fund	861,176	(a)	10.9%
82 Devonshire Street
Boston, MA 02109
Kevin Douglas, Michelle Douglas, James E.
Douglas, III, Douglas Family Trust, James Douglas
and Jean Douglas Irrevocable Descendants’ Trust	840,700	(b)	10.6%
1101 Fifth Avenue, Suite 360
San Rafael, CA 94901
Donald N. Smith	738,178	(c)	9.3%
2431 Adamsway Drive
Aurora, IL 60504
S. Prestley Blake	728,800	(d)	9.2%
6799 South Marina Way, Sailfish Point
Stuart, FL 34996
Bank of America Corporation
NB Holdings Corporation
Bank of America, NA
Columbia Management Group LLC
Columbia Management Advisors LLC	710,503	(e)	9.0%
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255
JP Morgan Chase & Co.
Bank One Trust Co., N.A.	668,050	(f)	8.5%
270 Park Avenue
New York, NY 10017

(a)           Based on information contained in a Schedule 13G/A filed with the Securities Exchange Commission (“SEC”) on February 14, 2006, each of FMR Corp. and Edward C. Johnson 3d may be deemed to have beneficially owned 861,176 shares, with sole dispositive power as to those shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, was the beneficial owner of 788,976 shares as a result of acting as investment adviser to various registered investment companies (the “Funds”). The ownership of one Fund, Fidelity Leveraged Co. Stock Fund, amounted to 423,400 shares. Edward C. Johnson 3d, Chairman of FMR Corp. and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 788,976 shares owned by the Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees, and neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the Funds. Fidelity International Limited and various foreign-based subsidiaries, which provide investment advisory and management services to a number of non-US investment companies and certain institutional investors, is the beneficial owner of 72,200 shares.

(b)          Based on information contained in a Schedule 13G/A filed with the SEC on November 21, 2005, Kevin Douglas reports shared voting power as to 544,951 shares and shared dispositive power as to 840,700 shares. Kevin Douglas and his wife, Michelle Douglas, hold 358,146 shares both directly and jointly. Mr. James E. Douglas, III reports sole voting and shared dispositive power as to 73,445 shares. Douglas Family Trust reports sole voting and shared dispositive power as to 222,304 shares, for which James E. Douglas, Jr. and Jean A. Douglas, husband and wife, are co-trustees. James Douglas and Jean Douglas Irrevocable Descendants’ Trust reports shared voting and shared dispositive power as to 186,805 shares, for which Kevin Douglas and Michelle Douglas, husband and wife, are co-trustees.

(c)           Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2006, Mr. Smith reports sole voting and dispositive power as to 738,178 shares.

(d)          Based on information contained in a Schedule 13D filed with the SEC on December 11, 2002, Mr. Blake reports sole voting and dispositive power over 728,800 shares owned by SPB Family Limited Partnership, a partnership in which he serves as sole general partner. He disclaims voting and dispositive power over 10,000 shares owned by The Helen D. Blake 1993 Trust, a trust in which his wife serves as trustee.

(e)           Based on information contained in a Schedule 13G/A filed on February 8, 2006 with the SEC, each of the Bank of America Corporation and NB Holdings Corporation report shared voting power with respect to 502,785 shares and shared dispositive power with respect to 710,503 shares. Bank of America, NA reports sole voting power with respect to 201,785 shares, shared voting power with respect to 301,000 shares, sole dispositive power with respect to 222,424 shares, and shared dispositive power with respect to 488,079 shares. Columbia Management Group, LLC reports shared voting power with respect to 301,000 shares and shared dispositive power with respect to 486,300 shares; and Columbia Management Advisors, LLC reports sole voting power with respect to 301,000 shares and sole dispositive power with respect to 486,300 shares.

(f)             Based on information contained in a Schedule 13G filed with the SEC on February 10, 2006, JP Morgan Chase & Co. is the beneficial owner of 668,050 shares on behalf of other persons. JP Morgan Chase & Co. has the sole voting power with respect to 608,150 shares and the sole dispositive power with respect to 668,050 shares.

How Much Stock Do Friendly’s Directors and Executive Officers Own?

The following table sets forth the beneficial ownership of Friendly’s common stock, as of March 1, 2006, for each director and director nominee, each executive officer named in the Summary Compensation Table under “Executive Compensation” below, and for all directors and executive officers as a group, with sole voting and dispositive power except as indicated.

Name	Aggregate No. of Shares Beneficially Owned(1)		% of Shares Outstanding
Donald N. Smith	738,178		9.3%
Steven L. Ezzes	45,337		*
Burton J. Manning	31,150		*
Michael J. Daly	27,100	(2)	*
Perry D. Odak	6,000		*
John L. Cutter	258,771	(3)	3.2%
Paul V. Hoagland	70,560		*
Kenneth D. Green	2,139		*
Gregory A. Pastore	19,125		*
Garrett J. Ulrich	59,149		*
All current directors and executive officers as a group (11 persons)	1,266,800	(4)	15.3%

*                    Represents less than 1% of Friendly’s outstanding common stock.

(1)          Includes 21,900, 23,150, 18,900, 182,662, 70,560, 2,139, 19,125 and 42,341 shares that Messrs. Ezzes, Manning, Daly, Cutter, Hoagland, Green, Pastore and Ulrich and all current directors and executive officers as a group, respectively, could purchase by exercise of options at that date or within 60 days after March 1, 2006.

(2)          Includes 200 shares owned by Mr. Daly’s spouse.

(3)          Includes 12,000 shares held by John L. Cutter and Louise L. Cutter as Joint Tenants.

(4)          Includes 6,000 restricted stock units awarded to each of Messrs. Smith, Ezzes, Manning, Daly and Odak under the Company’s 2003 Incentive Plan. Each unit provides the holder with the right to receive one share of common stock of the Company when the restrictions lapse or vest.

Section 16(a) Beneficial Ownership Reporting Compliance

The SEC requires that Friendly’s identify each person who at any time during the fiscal year was a director, officer or beneficial owner of more than ten percent of any class of equity securities of Friendly’s that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the most recent fiscal year or prior fiscal years. Based on a review of such reports, and on written representations from reporting persons, Friendly’s believes that all Section 16(a) filing requirements were complied with during fiscal 2005.

PROPOSAL 1

ELECTION OF A DIRECTOR

The Board of Directors is divided into three classes of directors. The term of office of the director in Class III expires at the 2006 Annual Meeting. At the Annual Meeting, one director will be elected in Class III to hold office until the 2009 Annual Meeting of Shareholders or until his successor is elected and qualified. Based upon the recommendation of the Nominating Committee of the Board of Directors, the Board of Directors has unanimously nominated Donald N. Smith, who is currently serving as a Class III director, to be reelected as a Class III director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors’ nominee.

Should the nominee become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the person named in the enclosed proxy will vote proxies that would otherwise be voted for the named nominee for the election of such substitute nominee. The nominee has consented to serving as a director if elected. The nominee is not being nominated pursuant to any arrangement or understanding with any person.

The Board of Directors recommends that shareholders vote “FOR” the election of the director standing for election (Item 1 on the Proxy Card).

The director nominee and the other directors have furnished the following information relating to their principal occupations and directorships.

Director Standing for Election

Class III Director.   The following Class III Director is standing for election:

Donald N. Smith	Age: 65	Director since 1988

Mr. Smith has been Chairman of Friendly’s Board since September 1988. He served as Chief Executive Officer of Friendly’s from September 1988 to February 2003, and as Friendly’s President from September 1988 to December 1998. From 1986 to 2005, Mr. Smith served as Chairman of the Board and Chief Executive Officer of The Restaurant Company (“TRC”), which owns and franchises a chain of mid-scale restaurants under the name Perkins Restaurant and Bakery. He also served as TRC’s Chief Operating Officer from 1998 to March 2004.

Directors Continuing in Office

Class I Directors.   The following Class I Directors were elected in 2004 for a term ending in 2007:

Michael J. Daly	Age: 64	Director since 1997

Mr. Daly served as President and Chief Executive Officer of Baystate Health Systems from December 1981 until December 2003. He held the position of Vice Chairman of Baystate Health Systems through December 2005.

Burton J. Manning	Age: 74	Director since 1997

Mr. Manning has been the Chairman Emeritus of J. Walter Thompson, Inc., an international advertising agency since January 1998. In addition to his service on our Board of Directors, Mr. Manning serves on the board of directors of Greenfield Online and a number of non-publicly traded companies.

Class II Directors.   The following Class II Directors were elected in 2005 for a term ending in 2008:

Steven L. Ezzes                                                                               Age: 59                                                  Director since 1995

Mr. Ezzes has been the Managing Director of The Airlie Group, a private investment company, since July 2004. Prior to joining The Airlie Group, Mr. Ezzes was a Managing Director of K2 Advisors LLC, a private investment company, from March 2002 to June 2004. From September 1999 to March 2002, Mr. Ezzes was a Managing Director of Thomas H. Lee Capital, LLC, a private investment company.

Perry D. Odak                                                                                      Age: 60                                                  Director since 2005

Mr. Odak has been the President and Chief Executive Officer of Wild Oats Markets, Inc., an organic, specialty and natural food market chain, since March 2001. Prior to joining Wild Oats Markets, Inc., Mr. Odak was Chief Executive Officer and President of Ben & Jerry’s Homemade, Inc., a manufacturer of super premium ice cream products, from January 1997 to January 2001.

Director Compensation

Each director of Friendly’s receives a fee of $2,500 per month, $1,500 per Board of Directors meeting attended, and $750 per participation in special teleconference meetings, plus expenses. Directors who are members of the Nominating Committee, Audit Committee or Compensation Committee also receive an additional $1,000 for each respective committee meeting attended. Directors who are members of the Audit Committee also receive $1,500 for attendance at the annual Audit Committee meeting. Mr. Smith receives additional director compensation of $8,333.34 per month for serving as Chairman of the Board. During fiscal 2005, Messrs. Daly and Odak each received $10,000 in connection with their service on the Special Litigation Committee of the Board of Directors, as described herein under the heading “Certain Relationships and Related Transactions.”

As a new director, on May 10, 2005, Mr. Odak received 6,000 stock options, with an exercise price of $9.04 per share. On November 2, 2005, Messrs. Smith, Ezzes, Daly, Manning and Odak received 6,000, 6,000, 4,500, 3,000 and 3,000 stock options, respectively, pursuant to the Company’s 1997 Stock Option Plan. Stock options granted were reflective of the functions of each director. Each director received a minimum of 3,000 stock options. The Chairman and the Audit Committee Chairman received an additional 3,000 stock options, and the Compensation Committee Chairman received an additional 1,500 stock options. All of the stock options granted to directors on November 2, 2005 have an exercise price of $9.81 per share. As granted, one-third of the stock options awarded are scheduled to vest on each of the next three consecutive anniversaries of the option award. The stock options expire on the earliest to occur of (a) five years from the date of the award, (b) three years from the date of termination by reason of retirement, or (c) one year from the date of termination by reason of death, disability, or a reason other than retirement. Additionally, each director received 6,000 Restricted Stock Units (“RSUs”) from the 2003 Incentive Plan effective December 2, 2005. Each RSU provides the holder with the right to receive one share of common stock of the Company when the restrictions lapse or vest. Restrictions on these RSUs will lapse or vest on the Restriction Lapse date of December 2, 2008 only if the grantee remains a member of the Company’s Board of Directors on such date. If the grantee ceases to serve as a member of the Company’s Board due to death, disability or retirement, all restrictions shall fully lapse. Retirement shall be deemed to occur upon any termination of service from the Board after the grantee’s attainment of age 60. If the grantee resigns from the Board or is removed for cause prior to the Restriction Lapse Date, any unvested RSUs will be forfeited. All restrictions shall fully lapse upon a change of control.

Board Independence

The Board of Directors has reviewed and analyzed the qualifications of each director and has affirmatively determined that all of the directors are “independent”, as such term is defined under the current listing standards of the American Stock Exchange. The Board has also determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Exchange Act.

Board Committees and Meetings

Friendly’s Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Board of Directors met six times during fiscal 2005. During 2005, each director attended at least 75% of the meetings of the Board of Directors and each committee on which they served. The Company encourages the members of the Board of Directors to attend annual meetings of shareholders and believes that attendance at annual meetings is just as important as attendance at meetings of the Board of Directors. In fact, Board of Directors and committee meetings are typically scheduled to coincide with the dates of the Company’s annual meetings. All of the directors who were serving at the time attended last year’s annual meeting held on May 11, 2005.

The Audit Committee:   Messrs. Ezzes, Daly and Odak are the current members of the Audit Committee and served on the committee during fiscal 2005. Mr. Ezzes is the Chairman of the Audit Committee and has been designated as the Audit Committee Financial Expert by the Board of Directors. The Audit Committee met six times during fiscal 2005.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available through the Company’s website at www.friendlys.com. As more fully described in its charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, the systems of internal controls and all audit processes and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of certain other compliance matters.

The Compensation Committee:   Messrs. Daly, Manning and Odak are the current members of the Compensation Committee and served on the committee during fiscal 2005. Mr. Daly is the Chairman of the Compensation Committee. The Compensation Committee met five times during fiscal 2005. The Compensation Committee annually recommends to the Board of Directors the base salary, incentive compensation and any other compensation of the Chairman of the Board, Chief Executive Officer and the elected officers of Friendly’s and makes recommendations to the Board on the administration of the terms and policies of Friendly’s Annual Incentive Plan, 1997 Restricted Stock Plan, 1997 Stock Option Plan and the 2003 Incentive Plan. The Compensation Committee also reviews and submits recommendations to the Board of Directors regarding certain employee benefit plans, and performs any other functions or duties as deemed appropriate by the Board.

The Nominating Committee:   Messrs. Smith, Ezzes and Manning are the current members of the Nominating Committee and served on the committee during fiscal 2005. Mr. Smith is the Chairman of the Nominating Committee. The Nominating Committee met two times during fiscal 2005. The Nominating Committee operates under a written charter adopted by the Board of Directors, which is publicly available through the Company’s website at www.friendlys.com. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and the Company’s management, and (iii) make recommendations to the Board of candidates for all directorships to be filled by the shareholders or the Board. Based upon the recommendation of the Nominating Committee, the Board of Directors, including at least a majority of the independent directors, selects the nominees for director.

The Nominating Committee may consider candidates recommended by shareholders, as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to recommend a candidate for director for election at the 2007 Annual Meeting of Shareholders, the shareholder may do so by submitting in writing such nominee’s name to the Nominating Committee in the manner described under “Shareholder Communications” and otherwise follow the procedures described under “Shareholder Proposals and Shareholder Nominations of Directors for the 2007 Annual Meeting.” The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating Committee to make proper judgments as to his or her qualifications.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the members of the Company’s Compensation Committee were Messrs. Daly, Manning and Odak. No member of the Compensation Committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No such member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

In overseeing the preparation of Friendly’s audited financial statements, the Audit Committee met with both management and Ernst & Young LLP, Friendly’s independent registered public accounting firm (independent auditors), to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to Friendly’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the letter received from the independent auditors and the written disclosures they made to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Friendly’s audited financial statements in Friendly’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, for filing with the SEC.

THE AUDIT COMMITTEE
Steven L. Ezzes Michael J. Daly Perry D. Odak

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, the Company’s independent registered public accounting firm, audited the accounts of Friendly’s for its 2005 fiscal year. The Audit Committee has appointed Ernst & Young LLP as Friendly’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The shareholders of the Company are being asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock represented at the Annual Meeting in person or by proxy. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so, or respond to appropriate questions.

Although ratification is not required by Friendly’s Articles of Organization, By-laws or Massachusetts law, the Board is submitting the appointment of Ernst & Young LLP to Friendly’s shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders’ views on the Company’s independent registered public accounting firm. In the event that Friendly’s shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as Friendly’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (Item 2 on the Proxy Card).

Fees for Fiscal 2005 and Fiscal 2004

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP, the Company’s principal accountant, for fiscal 2005 and 2004.

	2005	2004
Audit Fees	$882,825	$1,001,029
Audit-Related Fees	25,000	23,000
Tax Fees	27,775	13,168
All Other Fees	0	0
Total Fees	$935,600	$1,037,197

Audit Fees represent fees for professional services provided in connection with the audit of the annual financial statements of the Company and certain consolidated subsidiaries and review of the quarterly financial statements of the Company and certain consolidated subsidiaries and audit services provided in connection with other statutory or regulatory filings or engagements, including comfort letters and consents related to SEC filings and securities offerings. Included in the audit fees are $409,350 and $475,000 in fiscal 2005 and 2004, respectively, related to Ernst & Young  LLP’s audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans and advice and consultations in connection with the implementation of Section 404 of the Sarbanes-Oxley Act.

Tax Fees represent fees for professional services for federal and state tax compliance, tax advice and tax planning.

There were no “other fees” for services rendered by Ernst & Young LLP other than those described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval for ongoing services is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 3

AMENDMENT TO 2003 INCENTIVE PLAN

On February 10, 2006, Friendly’s Board of Directors approved, subject to shareholder approval, an amendment to the Friendly Ice Cream Corporation 2003 Incentive Plan (the “2003 Incentive Plan”), to increase the number of shares reserved for issuance under the 2003 Incentive Plan from 307,000 to 607,000. As of March 31, 2006, there are no remaining shares available for any new grants to be issued or awarded under the 2003 Incentive Plan.

Description of the 2003 Incentive Plan

A summary of the material provisions of the 2003 Incentive Plan, as amended, is set forth below and is qualified in its entirety by the full text of the 2003 Incentive Plan, a copy of which is set forth in Exhibit A to this Proxy Statement.

Purpose

The 2003 Incentive Plan, which became effective as of March 30, 2003 (the “Effective Date”), was adopted by the Board of Directors on April 9, 2003 and was subsequently approved by the Company’s shareholders on May 14, 2003.

The purposes of the 2003 Incentive Plan are to:

•       attract and retain persons eligible to receive awards under the 2003 Incentive Plan (persons designated to receive awards under the 2003 Incentive Plan are referred to herein as  “Participants”);

•       motivate Participants, by means of appropriate incentives, to achieve long-range goals;

•       provide incentive compensation opportunities that are competitive with those of other similar companies; and

•       further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the growth in value of the Company’s equity and the achievement of factors that contribute to the enhancement of long-term shareholder return.

To achieve these objectives, the 2003 Incentive Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), bonus stock, stock units, performance shares, performance units, restricted stock and restricted stock units.

General

The 2003 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects from the eligible individuals those persons to whom awards under the 2003 Incentive Plan will be granted, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the 2003 Incentive Plan to persons selected by it, except to the extent inconsistent with Massachusetts Law or Rule 16b-3 promulgated under Section 16 of the Exchange Act or other applicable rules. Rule 16b-3 exempts employee plan transactions meeting certain requirements from the short-swing trading profit recovery provisions of Section 16.

Currently, no more than 307,000 shares of common stock may be delivered to Participants and their beneficiaries under the 2003 Incentive Plan. If the proposal to amend the 2003 Incentive Plan is approved, no more than 607,000 shares of common stock may be delivered to Participants and their beneficiaries under the 2003 Incentive Plan. The following additional limits apply to awards under the 2003 Incentive Plan:

•       no more than 150,000 shares of common stock may be issued for bonus stock, stock unit awards, performance share awards, performance unit awards, restricted stock awards, and restricted stock unit awards;

•       no more than 607,000 shares of common stock may be issued for options intended to constitute “incentive stock options”;

•       no more than 150,000 shares of common stock may be issued for options and SARs granted to any one individual in any calendar year;

•       no more than 75,000 shares of common stock may be issued for bonus stock, stock unit awards, performance share awards, performance unit awards, restricted stock awards, and restricted stock unit awards that are intended to be “performance-based compensation” (as described below) granted to any one individual during any calendar year; and

•       no more than $3,000,000 as performance unit awards may be granted to any one individual in any calendar year.

The common stock with respect to which awards may be made under the 2003 Incentive Plan shall be shares currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Compensation Committee, an award under the 2003 Incentive Plan may be settled in cash, the delivery of shares of common stock, the granting of replacement awards or any combination thereof. Any shares allocated to an award that expires, lapses, is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the Participant in respect of such shares) under the 2003 Incentive Plan may again become subject to awards under those respective plans.

The closing price with respect to shares of the common stock on March 27, 2006 was $7.90 per share.

The Compensation Committee may use shares of common stock available under the 2003 Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including plans and arrangements assumed by the Company or a subsidiary in business combinations.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include:

•       adjustment of the number and kind of shares which may be delivered under the 2003 Incentive Plan;

•       adjustment of the number and kind of shares subject to outstanding awards;

•       adjustment of the exercise price of outstanding options and SARs; and

•       any other adjustments that the Compensation Committee determines to be equitable (which may include, without limitation, (i) replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the entire award, both vested and unvested, in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment; in the case of an option, the amount of such payment may be the excess of value of the common stock subject to the option at the time of the transaction over the exercise price).

Transferability

Except as otherwise provided by the Compensation Committee, awards under the 2003 Incentive Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

Eligibility

All employees of the Company and its subsidiaries and all directors, consultants, and other bona fide service providers are eligible to become Participants in the 2003 Incentive Plan. As of March 27, 2006, the Company and its subsidiaries had approximately 13,600 employees and directors, approximately 10 of whom were Participants under the 2003 Incentive Plan. The specific employees who will be granted awards under the 2003 Incentive Plan and the type and amount of any such awards will be determined by the Compensation Committee.

Options

The Compensation Committee may grant options to purchase shares of common stock which may be either incentive stock options or non-qualified stock options. The purchase price of a share of common stock under each option shall not be less than the greater of the fair market value of a share of common stock on the date the option is granted or par value. The option shall be exercisable in accordance with the terms and conditions established by the Compensation Committee. The full exercise price of each share of common stock purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the Compensation Committee, the purchase price shall be payable in cash, by promissory note (if permitted by law), or in common stock through attestation or actual delivery of shares (valued at fair market value as of the day of exercise), or in any combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of common stock acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable, and may provide for “cashless exercise” arrangements under which Participants may simultaneously sell shares of common stock subject to the option at the time of exercise.

Except for adjustments pursuant to certain corporate transactions (relating to the adjustment of shares) and decreases approved by the Company’s shareholders, the exercise price for an outstanding option granted under the 2003 Incentive Plan may not be decreased after the date of grant nor may an outstanding option granted under the 2003 Incentive Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price in a transaction that would constitute a repricing for accounting purposes.

Stock Appreciation Rights

The Compensation Committee may grant an SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares of common stock on the exercise date exceeds an exercise price established by the Compensation Committee, which shall not be less than the fair market value of the common stock at the time the SAR is granted. Such excess amount shall be payable in shares of common stock or  cash, as determined by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of common stock acquired pursuant to the exercise of an SAR as the Compensation Committee determines to be desirable.

Other Stock Awards

The Compensation Committee may grant bonus stock (a grant of shares of common stock in return for previously performed services, or in return for the Participant surrendering rights to other compensation that may be due), stock units (a right to receive shares of common stock in the future), performance shares and performance units (a right to receive shares of common stock or common stock units, or the right to receive a designated dollar value of cash or common stock, that is contingent upon achievement of performance or other objectives), restricted stock and restricted stock units (a grant of shares of common stock and a grant of the right to receive shares of common stock in the future, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives, as determined by the Compensation Committee). Any such awards shall be subject to such conditions, restrictions and contingencies as the Compensation Committee determines.

Deferral of Awards

The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred stock equivalents. At this time, the Compensation Committee does not contemplate permitting or requiring the deferral of any award payments due to potential adverse tax consequences under Section 409A of the Code.

Performance-Based Compensation

An income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public company.

However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that options and SARs granted under the 2003 Incentive Plan will satisfy the requirements for “performance-based compensation.” The Compensation Committee may designate whether any bonus stock, stock units, performance shares, performance units, restricted stock or restricted stock units being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by  Section 162(m) of the Code. The performance measures that may be used by the Compensation Committee for such awards shall be based on any one or more of the following, as selected by the Compensation Committee:

•Earnings (e.g., Earnings Before Interest, Taxes, Depreciation and Amortization; Earnings Before Interest and Taxes; Earnings Per Share)

•Financial Return Ratios (Return on Investment; Return on Invested Capital; and Return on Equity)

•Revenue

• Operating or Net Cash Flows • Total Shareholder Return • Market Share • Operating Income or Net Income

•  Debt Load Reduction

•  Expense Management

•  Stock Price

•  Strategic Business Objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures

The measurement of performance may be based on any combination of the following criteria: objective company or business unit performance or performance as compared with that of other publicly-traded companies; may be net or gross; and may be in total or per share amounts. For awards intended to be “performance-based compensation,” the grant of the awards and the establishment of the performance measures shall be made during the period required under Section 162(m).

Amendment and Termination

The 2003 Incentive Plan, and any award granted under the 2003 Incentive Plan, may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent.

New Plan Benefits

The granting of awards under the 2003 Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

United States Income Tax Considerations

The following general discussion of the Federal income tax consequences of the issuance of awards granted under the 2003 Incentive Plan is based upon the provisions of the Code as in effect on the date hereof, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 2003 Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each holder of an award should consider his personal situation and consult with his tax advisor with respect to the specific tax consequences applicable to him. The 2003 Incentive Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Under present Federal income tax laws, awards granted under the 2003 Incentive Plan will have the following tax consequences:

Non-Qualified Options.   The grant of a non-qualified option (“NQO”) generally will not result in taxable income to the Participant at the time of the grant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the acquired shares at the time of exercise over the exercise price for those shares. The Company will be entitled to a corresponding deduction for Federal income tax purposes, provided the income is reported to the Participant on a timely provided and filed Form W-2 or 1099, whichever is applicable. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The exercise of an NQO through the delivery of previously acquired shares of common stock generally will not result in the recognition of taxable gain or loss on the shares surrendered, but otherwise will be taxed according to the rules described herein. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The value of the shares received upon such an exchange that are in excess of the number surrendered will be includible as ordinary income to the Participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

The application of the tax rules to a Participant who receives shares that are subject to a substantial risk of forfeiture (for example, if the shares must be returned to the Company if the Participant does not continue working for the Company for a period of time, if any, specified in the award or grant) are more complex. In that case, the Participant generally will not recognize taxable income until the date that the shares are no longer subject to the substantial risk of forfeiture, unless a section 83(b) election (described below) is made.

Certain Participants may be subject to Section 16(b) of the Securities Exchange Act of 1934 upon their sale of shares of common stock. If a Participant is subject to Section 16(b), the date on which the fair market value of the shares is determined may similarly be postponed. The IRS regulations have not yet been amended to conform with the most recent revision to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be postponed to the earlier of (i) the date six months after the date the stock option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the Participant’s most recent grant or purchase of common stock prior to his or her exercise of the stock option. On the determination date, the Participant will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of common stock at that time over the option exercise price.

Despite this general rule, in the case of a substantial risk of forfeiture, or in the case of recipients subject to Section 16(b) (if the determination date is after the date of exercise), the Participant may make an election pursuant to Section 83(b) of the Code, in which case the Participant will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with the IRS within 30 days after exercise.

Incentive Stock Options.   The grant of an incentive stock option (“ISO”) generally will not result in taxable income to the Participant, provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code). The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise. If the Participant does not sell or otherwise dispose of the shares of common stock within two years from the date of the grant of the ISO or within one year after exercise of the ISO, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.   The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the Participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Performance Units.   A Participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The Participant will have compensation income at the time of distribution to the extent of any cash received and the then fair market value of any distributed shares, and the Company will have a corresponding deduction.

Restricted and Other Stock.   A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares subject to a restricted stock award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by the Company. A Participant may elect pursuant to Section 83(b) of the Code to have the income recognized and measured at the date of grant of the restricted stock award and to have the applicable capital gain holding period commence as of that date, in which case  (i) the Company will be entitled to a deduction at the time of grant in an amount equal to the fair market value of the shares at the time of grant (determined without regard to forfeiture restrictions and other non-permanent restrictions), (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant. If a Participant who has made such an election subsequently forfeits the shares, the Participant will not be entitled to any deduction or loss.

A Participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes.   Pursuant to the 2003 Incentive Plan, the Company may deduct, from any payment or distribution of shares or cash under the 2003 Incentive Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the Participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a Participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of common stock from any payment under the 2003 Incentive Plan or by the Participant delivering shares of common stock to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value of the common stock on the date when the amount of taxes to be withheld is determined.

The use of shares of common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the common stock on the date when the amount of taxes to be withheld is determined. If previously-owned shares of common stock are delivered by a Participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the Participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

Change in Control

Unless otherwise provided in an award agreement, in the event of a Change in Control of the Company, all options and SARs held by Participants who are employed on the date of the Change in Control will become immediately vested as of such date. If, at the time of a Change in Control, a Participant who is employed by the Company holds one or more shares of bonus stock, stock units, restricted stock, restricted stock units, performance shares or performance units, all such shares shall become immediately vested on such date. If the amount of the award or the vesting is to be based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

A “Change in Control” will occur on the earliest of the following to occur:

•       (i) a person (other than permitted holders which is defined as Donald N. Smith and/or the Company’s then existing senior management and their affiliates) is or becomes a beneficial owner of more than 35% of the voting power of the Company’s voting stock and (ii) the permitted holders beneficially own in the aggregate less than such person and no longer have the ability to elect a majority of the Board of Directors;

•       the present members of the Board of Directors, plus any new members nominated or elected by them (unless the new director’s or directors’ election was in connection with an actual or threatened election contest) cease to constitute a majority of the Board of Directors; or

•       the approval by the Company’s shareholders of (i) a reorganization, merger or consolidation of the Company, where all or substantially all of the shareholders of the Company prior to such transaction do not beneficially own more than 70% of the new or resulting entity following the transaction, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company.

Any acceleration of the vesting or payment of awards under the 2003 Incentive Plan in the event of a Change in Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20% excise tax on any “parachute payments” (as defined in Section 280G of the Code) and which may not be deductible by the Company.

The Board of Directors recommends that you vote “FOR” the Amendment to the 2003 Incentive Plan (Item 3 on the Proxy Card).

Equity Compensation Plan Information

Securities authorized under the Company’s equity compensation plans as of January 1, 2006 were as follows:

	Equity Compensation Plan Information
	Column a	Column b	Column c
			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation plans
	exercise of	exercise price of	(excluding securities
Plan Category	outstanding options	outstanding options	reflected in column a)
Equity compensation plans approved by security holders	307,833 (1)	$8.46	110,689 (2)
Equity compensation plans not approved by security holders	343,617	$6.56	25,023 (3)
Total	651,450	$7.46	135,712

(1)          Includes options to purchase 277,833 shares of common stock of the Company. Also includes 30,000 restricted stock units (the right to receive shares of the Company’s common stock in the future after certain restrictions have lapsed) that were awarded under the Company’s 2003 Incentive Plan on December 2, 2005.

(2)          Represents 803 unissued shares available under the 1997 Restricted Stock Plan, which provides for the issuance of restricted stock, 4,097 unissued shares under the 1997 Stock Option Plan and 105,789 unissued shares available under the 2003 Incentive Plan.

(3)          Represents unissued shares available under the 1997 Stock Option Plan.

In 1997, the Board of Directors adopted a stock option plan, pursuant to which 395,000 shares of common stock options were authorized for issuance. The Company’s shareholders originally approved the 1997 Stock Option Plan in October 1997. However, in 2000 and 2001, the total number of shares reserved for issuance under the 1997 Stock Option Plan was subsequently increased by 439,970 and 200,000 shares, respectively, by the Board of Directors without seeking additional shareholder approval. Accordingly, in the foregoing chart, awards outstanding under the 1997 Stock Option Plan are included in columns (a) and (c) under both the “approved by security holders” and “not approved by security holders” categories. Shares covered by awards that expire or otherwise terminate will again become available for grant.

In 1997, the Board of Directors adopted the 1997 Restricted Stock Plan, pursuant to which 371,285 shares were authorized for issuance. The Company’s shareholders approved the 1997 Restricted Stock Plan in October 1997. The 1997 Restricted Stock Plan provides for the award of common stock, the vesting of which is subject to conditions and limitations established by the Board of Directors. Such conditions may include continued employment with the Company or the achievement of performance measures. Upon the award of common stock, the participant has the rights of a stockholder, including but not limited to the right to vote such stock and the right to receive any dividends paid on such stock. The Board of Directors, in its sole discretion, may designate employees and persons providing material services to the Company as eligible for participation in the 1997 Restricted Stock Plan. In connection with the approval of the 2003 Incentive Plan, the shares authorized for issuance under the 1997 Restricted Stock Plan were reduced by 156,217 shares of stock.

On April 9, 2003, the Board of Directors adopted the 2003 Incentive Plan, which was approved by the Company’s shareholders on May 14, 2003. The 2003 Incentive Plan became effective as of March 30, 2003. Pursuant to the 2003 Incentive Plan, the shares reserved for issuance under our 1997 Restricted Stock Plan were reduced by 156,217 shares of stock. The 2003 Incentive Plan currently allows for a maximum of 307,000 shares of common stock to be issued. The Company is seeking to obtain shareholder approval to increase the maximum number of shares of common stock that may be issued under the 2003 Incentive Plan to 607,000 shares, as described in Proposal 3. A more detailed description of the 2003 Incentive Plan is described above under the heading Proposal 3—Amendment to the 2003 Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of Friendly’s, including awards under Friendly’s stock plans.

The Compensation Committee is committed to implementing a compensation program that supports Friendly’s mission—to grow Friendly’s revenues and earnings by building on and reinforcing the Friendly’s brand. Thus, executive compensation will be structured around the following tenets:

•       Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on the achievement of Friendly’s and individual performance goals.

•       Management should be focused on the long-term interests of shareholders. Thus, a portion of the compensation opportunity should be long-term, at-risk pay in the form of equity.

•       Friendly’s must maintain its ability to attract, retain and encourage the development of qualified, capable executives. Total compensation opportunities will generally mirror those offered by comparably sized organizations within the restaurant industry, although, for those positions where the labor market is not limited to the restaurant industry, Friendly’s will reference broader general industry information for similarly sized organizations. The comparable group used for compensation purposes will generally be broader than the group that comprises the published industry index in the Performance Graph included in this proxy statement. The Compensation Committee believes that Friendly’s competition for executive talent is not limited to the companies included in the published industry index established for comparing shareholder returns.

The key elements of Friendly’s executive compensation program are base salary, annual incentives and long-term compensation. These key elements are addressed separately below.

Base Salaries

The Compensation Committee annually reviews each executive officer’s base salary. Base salaries are targeted at or slightly above the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge and internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to Friendly’s. Based on the foregoing, the base salary of John L. Cutter, the Company’s Chief Executive Officer since February 2003, was $520,200 in fiscal 2005.

Annual Incentives

The Annual Incentive Plan (“AIP Plan”) is structured to provide a variable pay opportunity based on Company and individual performance. Each year, the Compensation Committee establishes Company financial objectives. The financial objectives are based upon Friendly’s achievement of specified levels of earnings as measured by EBITDA (i.e., earnings before interest, taxes, depreciation and amortization). These goals are considered achievable but require above-average performance. For Mr. Cutter, his target payout in fiscal 2005 ranged up to 100% of his base pay. For all other executive officers, target payouts in fiscal 2005 ranged up to 50% of base pay. Maximum awards for superior performance are capped at 150% of target. Neither Mr. Cutter nor any other executive officer earned a cash bonus under the AIP Plan in fiscal 2005 because the minimum EBITDA target for 2005 pursuant to the terms of the AIP Plan was not achieved.

Long-Term Incentives

Long-term incentives may be provided pursuant to Friendly’s 1997 Restricted Stock Plan, 1997 Stock Option Plan and the 2003 Incentive Plan. The Compensation Committee anticipates that a combination of stock options and other performance-based awards will be the primary form of long-term incentives. During fiscal 2005, such incentives consisted of stock option and performance unit grants. Stock options to purchase an aggregate of 78,496 shares were awarded to executive officers during fiscal 2005. During fiscal 2005, Mr. Cutter was granted stock options to purchase 40,000 shares at an average exercise price of $8.86 per share.  Performance units with a target cash payout value of $765,000 were issued to executive officers during fiscal 2005. Mr. Cutter received performance units with a target cash payout value of $349,000 during fiscal 2005.

Stock options under Friendly’s 1997 Stock Option Plan and the 2003 Incentive Plan are granted at the fair market value of the common stock on the date of grant. The ultimate value of an option grant to the recipient depends on the shareholder value created between the date of grant and the date of exercise. Stock option awards are based primarily on competitive practice but may also be adjusted to reflect factors such as individual and Company performance.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate deduction for compensation paid to the Chief Executive Officer and the other executive officers named in this proxy statement to $1 million each, unless certain requirements are met. The Compensation Committee will consider the impact of this provision when making compensation decisions. However, the Compensation Committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.

THE COMPENSATION COMMITTEE
Michael J. Daly Burton J. Manning Perry D. Odak

PERFORMANCE GRAPH

The following indexed graph indicates the Company’s total shareholder return for the period beginning December 31, 2000 and ending January 1, 2006 as compared to the total return for the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Restaurant Index, assuming an investment of $100 in each as of December 31, 2000. Friendly’s is not included in either of these indices. Total shareholder return for the Company, as well as for the indices, is based on the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the beginning and at the end of the period.

Cumulative Total Return
(in dollars)

	12/31/00	12/30/01	12/29/02	12/28/03	01/02/05	01/01/06
Friendly’s	$100.00	$203.64	$271.52	$494.55	$407.27	$416.97
S&P 500 Index	$100.00	$89.11	$68.30	$87.02	$97.95	$102.75
S&P Restaurant Index	$100.00	$90.50	$67.11	$99.47	$145.99	$155.28

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below sets forth the compensation earned for the last three fiscal years by each individual who served as Chief Executive Officer of Friendly’s for any part of fiscal 2005, and each of the other four most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2005 (the “Named Executive Officers”).

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)(d)	Securities Underlying Options (#)	All Other Compensation ($)(e)
John L. Cutter(a)	2005	529,830	0	5,937	40,000	36,414
Chief Executive Officer	2004	529,880	0	5,151	22,981	36,414
& President	2003	530,173	364,300	5,180	39,348	—
Paul V. Hoagland	2005	359,430	0	67,354	15,189	24,486
Executive Vice President of	2004	339,680	0	3,940	10,205	23,100
Administration, Chief Financial	2003	338,705	114,700	3,863	17,293	—
Officer & Treasurer
Kenneth D. Green(b)	2005	212,030	0	4,910	6,420	14,840
Vice President, Company	2004	166,538	19,055	86,528	15,000	8,420
Restaurant Operations	2003	94,154	36,255	59,082	—	—
Gregory A. Pastore(c)	2005	215,200	0	3,126	6,377	11,993
Vice President & General	2004	178,697	0	86,792	17,000	0
Counsel
Garrett J. Ulrich	2005	247,600	0	4,046	7,382	16,660
Vice President,	2004	241,100	0	4,110	5,113	16,205
Human Resources	2003	248,745	58,400	3,748	7,268	—

(a)           Mr. Cutter became Chief Executive Officer in February 2003.

(b)          Mr. Green joined Friendly’s in April 2003, and became Vice President, Company Restaurant Operations in August 2004.

(c)           Mr. Pastore joined Friendly’s in February 2004 as Vice President & General Counsel.

(d)          “Other Annual Compensation” may include financial services, membership dues, COBRA payments pursuant to severance or hiring arrangements, relocation expenses and group or universal life insurance earnings.

(e)           The amount in this column includes contributions made for the benefit of the named executive officer under the Deferred Compensation Plan or cash contributions made in lieu of participation in the Friendly Ice Cream Corporation Employee Savings and Investment Plan. The Deferred Compensation Plan was terminated effective December 2, 2005.

Pension Plan

Benefits under the Friendly Ice Cream Corporation Cash Balance Pension Plan (the “Pension Plan”) for executive officers are generally determined based on the value in their respective notional cash balance accounts under the Pension Plan. Effective January 1, 2004, the Pension Plan was frozen and no additional accruals will be made under such plan. Interest is credited to the cash balance account each year. The Pension Plan provides for an election to receive benefits in an actuarially determined lump sum. As of

January 1, 2006, the estimated annual benefits, payable upon retirement at age 65 in the form of a straight life annuity, unreduced for social security benefits, for each of Messrs. Cutter, Hoagland and Ulrich were $3,000, $1,600 and $17,200, respectively. Mr. Green and Mr. Pastore are not participants in the Pension Plan.

Deferred Compensation Plan

Effective January 1, 2004 and continuing through December 2, 2005, the Company sponsored an unfunded Deferred Compensation Plan for a select group of management employees of the Company.  The Company’s Supplemental Executive Retirement Plan was merged with and into the Deferred Compensation Plan on January 1, 2004 to consolidate the Company’s nonqualified retirement plans. Effective December 2, 2005, the Deferred Compensation Plan was terminated, and all participants were issued the cash balances from their respective accounts.

Replacing the Deferred Compensation Plan, and in lieu of participation in the Friendly Ice Cream Corporation Employee Savings and Investment Plan, the Company currently makes a monthly employer contribution to each employee in an amount equal to 7% of their monthly base salary.

Stock Options

The following tables show information concerning stock option grants in fiscal 2005 (and how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the common stock gains 5% or 10% in value per year, compounded over the five-year life of the options) and fiscal year-end option values. The hypothetical 5% and 10% rates are assumed rates of appreciation required by the SEC and are not intended to forecast future appreciation of the common stock.

Stock Option Grants in Fiscal 2005

	Individual Grants
	Number of	% of Total			Potential Realizable Value at
	Securities	Options	Exercise		Assumed Annual Rates of
	Underlying	Granted to	Price		Stock Price Appreciation for
	Options	Employees	Per	Expiration	Option Term (a)
Name	Granted(#)	in Fiscal Year	Share($)	Date	5%($)	10%($)
John L. Cutter	40,000	35.1	8.86	2/9/2010	98,000	216,400
Paul V. Hoagland	15,189	13.3	8.86	2/9/2010	37,213	82,172
Kenneth D. Green	6,420	5.6	8.86	2/9/2010	15,729	34,732
Gregory A. Pastore	6,377	5.6	8.86	2/9/2010	15,624	34,500
Garrett J. Ulrich	7,382	6.5	8.86	2/9/2010	18,086	39,937

(a)           Calculated over a five-year period, representing the life of the options.

All of the stock options awarded in 2005 have a three-year vesting and a five-year expiration from date of grant, subject to the optionee’s continued employment with Friendly’s. In addition, all awards under the Company’s stock option plans contain provisions providing that the stock options will become fully vested and exercisable upon a change in control of Friendly’s. In general terms, a change in control may occur when:

•       third parties acquire 35% or more of the voting stock of Friendly’s, with certain exceptions, and existing senior management and certain existing shareholders collectively own less voting stock than such third parties and no longer have the ability to elect a majority of the Board of Directors;

•       individuals currently on the Board of Directors cease to constitute a majority of the Board of Directors, unless a majority of the existing Board of Directors approves such new directors; or

•       a reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all the assets of Friendly’s occurs.

Aggregated Stock Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End 2005 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End 2005($) Exercisable/Unexercisable(1)
John L. Cutter	0	0	169,329/40,000	524,484/0
Paul V. Hoagland	20,000	213,577	65,498/15,189	189,141/0
Kenneth D. Green	15,000	53,273	0/6,420	0/0
Gregory A. Pastore	0	0	17,000/6,377	0/0
Garrett J. Ulrich	8,000	43,830	39,881/7,382	155,173/0

(1)          These valuations represent the difference between $8.60, the closing price of a share of common stock as reported on the American Stock Exchange on January 1, 2006 and the various exercise prices of these stock options.

Long-Term Incentive Plan

The Company has established a Performance Unit Plan, which was approved by shareholders as part of the 2003 Incentive Plan. The Compensation Committee of the Board of Directors, which administers the plan, sets award targets for participating executives. The Compensation Committee also sets a matrix, which contains the target levels for the performance measures selected and range from 0% to 150% of the participant’s award target. The performance period for the award targets granted in fiscal year 2005 was 2005-2007. Actual awards are determined after the end of the three-year performance period. If actual Company performance falls below certain parameters, no payouts are made. The target award is earned if the target levels for the performance measures are achieved. The Company has the discretion to settle the Performance Units in cash or stock, though its policy has been to settle in cash only.

Long-Term Incentive Plan—Awards Made in Fiscal 2005

	Number of		Estimated Future Payouts Under
	Shares, Units or	Performance or Other	Non-Stock Priced—Based Plans
	Other Rights	Period Until	Threshold	Target	Maximum
Name	(#)	Maturation or Payout	($)	($)	($)
John L. Cutter	349,000	3 years	174,500	349,000	523,500
Paul V. Hoagland	164,000	3 years	82,000	164,000	246,000
Kenneth D. Green	69,000	3 years	34,500	69,000	103,500
Gregory A. Pastore	69,000	3 years	34,500	69,000	103,500
Garrett J. Ulrich	80,000	3 years	40,000	80,000	120,000

Contractual Arrangements with Executive Officers

Change In Control Arrangements.   Friendly’s has entered into change in control agreements with certain key employees, including Messrs. Cutter, Hoagland, Green, Pastore and Ulrich. The agreements have a term of three years and automatically renew for successive one-year periods unless the Company notifies the employee in writing that the agreement will not be renewed. Under the agreements, in the event of a change in control, if the employee is terminated other than for cause or continuous illness, injury or incapacity for a period of six months or if the employee resigns for certain reasons specified in the agreements, then the employee is entitled to receive the following payments and benefits from the Company:  (A) a lump sum cash payment equal to (i) the employee’s base compensation times the number of years in the severance period specified in the employee’s agreement (two years in the case of Messrs. Cutter and Hoagland and one year in the case of Messrs. Green, Pastore and Ulrich) plus (ii) a pro-rated amount of the annual incentive bonus the employee would have received for the year of the termination; (B) continued benefits under the Company’s then current health plan for the severance period specified in the employee’s agreement or a payment in cash in lieu of such coverage in an amount equal to the employee’s after-tax cost of continuing such coverage; and (C) during the severance period specified in the employee’s agreement, the Company shall reimburse the employee for the cost of outplacement assistance services. In the event that any payments received by the employee in connection with a change in control are subject to the excise tax imposed upon certain change in control payments under federal tax laws, the agreements provide that the Company’s independent public accounting firm immediately preceding the change in control shall compute the excise tax imposed on the employee and the Company shall pay that amount to the executive to provide the employee with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. The payment under the change in control agreements are in addition to and not in lieu of any payments or benefit due to the employee under any other plan, policy or program of the Company, except that the employee is not entitled to receive any benefits under any other severance plan of the Company. The employee will also continue to be covered by any insurance policy providing indemnification rights for service as an officer or director of the Company and to all other rights to indemnification provided by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Ice Cream Company (“TICC”) operates three Friendly’s restaurants under franchise agreements with Friendly’s Restaurants Franchise, Inc. (“FRFI”), a subsidiary of Friendly’s. The owners of TICC are family members of the Company’s Chairman of the Board of Directors. The franchise agreement terms with TICC are identical in all material respects to the terms generally offered to unrelated franchisees of FRFI in the ordinary course of Friendly’s business. TICC purchases certain food products used in the normal course of its franchise business from Friendly’s. For the year ended January 1, 2006, TICC paid Friendly’s approximately $2,110,122 for franchise royalty fees, marketing fees, food purchases and miscellaneous other products and services.

On March 20, 2006, Friendly’s and TICC entered into a preliminary agreement whereby TICC would purchase three (3) existing company restaurants and develop six (6) new restaurants, all in the Lancaster and York, Pennsylvania areas. The transaction is dependent on approval by Friendly’s Board of Directors, which is conducting a transaction value appraisal through an independent appraiser.

During August 2003, Friendly’s entered into a single restaurant franchise agreement with Treats of Huntersville LLC (“Treats”). The owner of Treats is a family member of the Company’s Chairman of the Board of Directors. The franchise agreement terms with Treats are identical in all material respects to the terms generally offered to unrelated franchisees of FRFI in the ordinary course of Friendly’s business. The location, which was initially opened by a former franchisee but closed in July 2002, was reopened by Treats in August 2003. Treats purchases certain food products used in the normal course of its franchise business from Friendly’s. For the year ended January 1, 2006, Treats paid Friendly’s approximately $428,051 for franchise royalty fees, marketing fees, food purchases and other miscellaneous products and services.

Friendly’s purchases certain food products used in the normal course of business from a division of The Restaurant Company (“TRC”), a company in which Friendly’s Chairman of the Board of Directors served as the Chairman of the Board of Directors and Chief Executive Officer from 1986 to 2005. For the year ended January 1, 2006, Friendly’s purchases were approximately $353,472.

On February 25, 2003, S. Prestley Blake (“Blake”), holder of less than 10% of Friendly’s outstanding common stock, sued Friendly’s and its Chairman in a purported derivative action in Hampden Superior Court, Massachusetts (“Court”), alleging breach of fiduciary duty and misappropriation of corporate assets, claiming that the Company had paid certain expenses relating to a corporate jet and the Chairman’s use of that jet and use of an office in Illinois. The suit seeks to require the Chairman to reimburse the Company, and the Company to pay Blake’s attorneys’ fees. On December 16, 2004, Blake requested leave from the Court to amend his suit to add as defendants TRC, Charles A. Ledsinger, Jr., a former director of the Company, and Steven L. Ezzes, Burton J. Manning and Michael J. Daly, current directors of the Company. On July 26, 2005, the Court denied Blake’s request to amend his suit.

On June 27, 2005, Blake made a demand upon the Friendly’s Board of Directors to investigate certain allegations. On July 14, 2005, Friendly’s Board of Directors formed a Special Litigation Committee (“SLC”), and on October 24, 2005, the SLC issued its report. On October 28, 2005, the SLC filed with the Court a Motion to Dismiss all of Mr. Blake’s claims, including the original action filed on February 25, 2003.

The Company’s Chairman, the other named directors and the Company have denied Blake’s allegations and are defending the lawsuit vigorously.

OTHER MATTERS

Shareholder Communications

Any shareholder wishing to communicate with any of our directors regarding the Company may write to the director(s), c/o Gregory A. Pastore, Clerk, Friendly Ice Cream Corporation, 1855 Boston Road, Wilbraham, Massachusetts 01095. The Clerk will forward these communications directly to the director(s). The independent directors of the Board review and approve the shareholder communication process periodically to ensure effective communication with shareholders.

Shareholder Proposals and Shareholder Nominations of Directors for the 2007 Annual Meeting

To be eligible for inclusion in Friendly’s proxy statement for the 2007 Annual Meeting of Shareholders, shareholder proposals must be received by Friendly’s Clerk no later than December 8, 2006 and must comply with the requirements of the SEC. Shareholders otherwise interested in (a) presenting a proposal for consideration, or (b) nominating one or more persons for election as a Director at Friendly’s Annual Meeting of Shareholders in 2007 must comply with the procedures set forth in Friendly’s By-Laws, and notice of intention to submit the proposal or nomination must be received by the Clerk of Friendly’s no later than 120 days in advance of the meeting if such meeting is held on a day which is within 30 days preceding May 10, 2007, the anniversary of the previous year’s meeting, or 150 days in advance of such meeting if such meeting is to be held on or after May 10, 2007, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Other Business

As of the date of this proxy statement, Friendly’s knows of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Should any other matter be properly brought before the Annual Meeting for action by the shareholders, proxies in the enclosed form returned to Friendly’s will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Proxy Solicitation Costs

The cost of soliciting proxies in the enclosed form will be borne by Friendly’s. Officers and regular employees of Friendly’s may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. Friendly’s will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Authorization of the Board of Directors,

Gregory A. Pastore
Vice President, General Counsel and Clerk
April 7, 2006

EXHIBIT A

FRIENDLY ICE CREAM CORPORATION

2003 INCENTIVE PLAN

Effective as of March 30, 2003

As Amended on July 23, 2003, and on May 10, 2006

FRIENDLY ICE CREAM CORPORATION
2003 INCENTIVE PLAN

SECTION 1

GENERAL

1.1          Purpose.   The Friendly Ice Cream Corporation 2003 Incentive Plan (the “Plan”) has been established by Friendly Ice Cream Corporation (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the growth in value of the Company’s equity and achievement of factors that contribute to the enhancement of long-term shareholder return.

1.2          Participation.   Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3          Operation, Administration, and Definitions.   The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

SECTION 2

OPTIONS AND SARS

2.1          Definitions.

(a)          The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An ISO may only be granted to an Employee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)         A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2          Exercise Price.   The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3          Exercise.   An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4          Payment of Option Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)          Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)         The Exercise Price shall be payable in cash, by promissory note (if permitted by law), or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)          The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5          Settlement of Award.   Settlement of Options and SARs is subject to subsection 5.7.

2.6          Repricing.   Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares), or decreases approved by the Company’s stockholders, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price in a transaction which would constitute a repricing for accounting purposes.

SECTION 3

OTHER AWARDS

3.1          Definitions.

(a)          A “Bonus Stock” Award is a grant of shares of Stock in return for previously performed services, or in return for the Participant surrendering rights to other compensation that may be due.

(b)         A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(c)          A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(d)         A “Performance Unit” Award is a grant of a right to receive a designated dollar value which is contingent on the achievement of performance or other objectives during a specified period, the settlement of which may be in the form of cash, Stock or any combination thereof.

(e)          A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

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3.2          Restrictions on Awards.   Each Bonus Stock Award, Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)          Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)         The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, shall be based on one or more of the Performance Measures, may be measured gross or net and may be on a total or per share basis. The “Performance Measures” that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: earnings (e.g., earnings before income taxes, or “EBIT”; earnings before income taxes, depreciation and amortization, or “EBITDA”; earnings per share, or “EPS”), financial return ratios (e.g., return on investment, or “ROI”; return on invested capital, or “ROIC”; return on equity, or “ROE”), revenue, operating or net cash flows, total shareholder return, market share, operating income or net income, debt load reduction, expense management, stock price and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

(c)          For Awards under this Section 3 which are intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(d)         If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of a change in control or the Participant’s death, disability, retirement, or involuntary termination).

(e)          Upon the occurrence of significant events or changes that occur during the performance period, the Committee shall have the sole discretion to determine whether any revision to the Performance Measures should be made; provided, however, that if the Award is intended to satisfy the requirements for “performance-based compensation,” any such revisions occurring after the establishment of the Performance Measures may not result in an increase in the amount of settlement of the Award.

(f)            Except as otherwise provided by the Committee, if a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant’s termination of employment, the Participant’s Performance Unit Award shall become vested without regard to whether such Award would be performance-based compensation, based on a target level performance, or as otherwise provided by the Committee in the Award Agreement.

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(g)          Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting performance Awards that are not intended to be “performance-based compensation”; provided, however, that, at the time of grant of performance Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute “performance-based compensation.”  To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation, such provisions shall not apply to the portion of the award, if any, which is not intended to satisfy the performance-based compensation requirements.

SECTION 4

OPERATION AND ADMINISTRATION

4.1          Effective Date.   Pursuant to the approval of the shareholders of the Company at the Company’s 2003 annual meeting of its shareholders, the Plan became effective as of March 30, 2003 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2          Shares Subject to Plan.   The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)          The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)         Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 607,000 shares of Stock.

(c)          To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)         If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)          Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)             The maximum number of shares of Stock that may be issued pursuant to Options intended to be ISOs shall be 607,000 shares.

(ii)         The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any calendar year. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to

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each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)     The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 150,000 shares.

(iv)       For Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 75,000 shares of stock may be subject to such Awards granted to any one individual during any calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)           For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $3,000,000 may be subject to such Awards granted to any one individual during any calendar year. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings on deferred amounts during the deferral period shall be disregarded.

(vi)       The maximum number of shares that may be covered by Awards granted to any one individual non-employee director pursuant to Section 2 (relating to Options and SARs) shall be 75,000 shares during any calendar year and the maximum number of shares that may be covered by Awards granted to any one individual non-employee director pursuant to Section 3 (relating to Other Stock Awards) shall be 37,500 shares during any calendar year.

(f)            In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the vested and unvested portion of such Award in return for cash payment of the current value of Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

4.3          General Restrictions.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)          Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)         To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

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4.4          Tax Withholding.   All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant (or by such third party as may be permitted in Section 2.4(c)); (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) above shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

4.5          Grant and Use of Awards.   In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6          Dividends and Dividend Equivalents.   An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7          Settlement of Awards.   The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

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4.8          Transferability.   Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9          Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10   Agreement With Company.   An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12   Gender and Number.   Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.12   Limitation of Implied Rights.

(a)          Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)         The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is issued shares.

4.14   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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SECTION 5

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

(a)          If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Options, all such Options (regardless of whether in tandem with SARs) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option following such Change in Control shall be fully vested upon exercise.

(b)         If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding SARs, all such SARs (regardless of whether in tandem with Options) then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or stock acquired by the Participant under such SAR following such Change in Control shall be fully vested upon exercise.

(c)          If a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more shares of Bonus Stock, Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, all such Bonus Stock, Restricted Stock, Performance Shares, and units shall become fully vested on the date of the Change in Control; provided that, if the amount of the award or the vesting is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved.

SECTION 6

COMMITTEE

6.1          Administration.   The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2          Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:

(a)          Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)         To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

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(c)          The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)         Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)          In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, applicable state corporate law and applicable stock exchange requirements.

6.3          Delegation by Committee.   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4          Information to be Furnished to Committee.   The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; further provided, that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7; and further provided, that no amendment may (i) remove the provisions of subsection 2.6 (relating to Option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the number of securities which may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s stockholders.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)          Award.   The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards and Performance Share Awards.

(b)         Board.   The term “Board” means the Board of Directors of the Company.

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(c)          Change in Control.   A “Change in Control” shall be deemed to occur on the earliest of the existence of one of the following events:

(i)             any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(ii)         individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company; or

(iii)     approval by the Company’s shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 70% of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this subparagraph (c), the term “Permitted Holders” means Donald N. Smith and/or the Company’s then existing senior management and their respective Affiliates (as defined under the Exchange Act). The term “Voting Stock” of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

(d)         Code.   The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)          Eligible Individual.   The term “Eligible Individual” means any employee of the Company or a Subsidiary and any consultant, director or other person providing bona fide services to the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(f)            Exchange Act.   The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(g)          Fair Market Value.   For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i)             If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)         If closing prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the mean of the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)     If the day is not a business day and, as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(h)         Subsidiary.   The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(i)             Stock. The term “Stock” means shares of common stock of the Company.

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SUPPLEMENT A
ELECTIVE DEFERRAL

SECTION 1

DEFERRAL ELECTION

1.1          General.   A Participant who is otherwise entitled to receive shares of Stock or a cash payment in settlement of an Award under the terms of the Plan may elect to defer delivery of all or a portion of such shares of Stock or such cash, subject to the following terms of this Supplement A.

1.2          Deferral Election.   An election to defer the receipt of shares of Stock or a cash payment shall be filed prior to the first day of the calendar year in which the Stock or cash would otherwise have been delivered (or the year of vesting of a restricted stock Award) to the Participant. The election to defer the delivery of shares of Stock or a cash payment shall be made on a form as may be determined by the Committee (the Deferral Election”).

SECTION 2

ACCOUNTS

2.1          Stock Account.   A Stock Account shall be maintained on behalf of each Participant who elects to defer the distribution of shares of Stock under this Supplement A, for the period during which delivery of shares of Stock is deferred. A Participant’s Stock Account shall be subject to the following adjustments:

(a)          The Stock Account will be credited with Share Units equal to the number of shares of Stock as to which the Participant has elected deferred receipt, with such Share Units to be credited as of the date on which the shares would otherwise have been delivered to him in the absence of the deferral.

(b)         As of each dividend record date for the Stock following the date any Share Units are credited to the Participant’s Stock Account, and prior to the date of distribution of shares of Stock with respect to those Share Units, the Participant’s Stock Account shall be credited with additional Share Units (including fractional Share Units) equal to (i) the amount of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Share Units credited to the Participant’s Stock Account on the dividend record date, divided by (ii) the Fair Market Value of a share of Stock on the date of payment of the dividend.

(c)          As of the date of any distribution of shares of Stock with respect to a Participant’s Stock Account under Section 3 of this Supplement, the Share Units credited to a Participant’s Stock Account shall be reduced by the number of Shares so distributed to the Participant.

2.2          Cash Account.   A Cash Account shall be maintained on behalf of each Participant who elects to defer the distribution of cash under this Supplement A, for the period during which delivery of cash is deferred. A Participant’s Cash Account shall be credited with a notional rate of return based upon investment(s) selected by the Committee in its sole discretion. As of the date of any distribution with respect to a Participant’s Account under Section 3 of this Supplement, the balance credited to a Participant’s Account shall be reduced by the amount of the distribution to the Participant.

2.3          Statement of Accounts.   As soon as practicable after the end of each Plan Year, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his Accounts during that year and his Account balances as of the end of the year.

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SECTION 3

DISTRIBUTIONS

3.1          General.

(a)          Subject to the terms of this Section 3, a Participant shall specify, as part of his Deferral Election with respect to Stock Awards, and as part of his Deferral Election with respect to cash payments, the time of distribution of the amounts deferred pursuant to such election; provided, however, that distribution of shares of Stock, and of cash, shall be made in a lump sum not later than the first anniversary of the date on which the individual ceases to be an Eligible Individual; and further provided, that, unless otherwise provided for by the Committee, a Participant may elect only a single date for distribution of all of his Stock Account and only a single date for distribution of all of his Cash Account under the Plan, provided that the distribution date for the Participant’s Stock Account and Cash Account may differ.

(b)         At the time of distribution of deferred shares in accordance with the Participant’s Deferral Election, the Participant shall receive a distribution of shares of Stock equal to the number of share units credited to his Stock Account immediately prior to such distribution. If the scheduled distribution date would otherwise occur after a dividend record date but before the payment of the dividend, distribution shall be deferred (not more than 30 days) until the dividend is paid.

(c)          At the time of distribution of the Cash Account in accordance with the Participant’s Deferral Election, the Participant shall receive the amount then credited to the Participant’s Cash Account as of the date of distribution.

(d)         In determining a Participant’s right to distributions of stock under this Section 3, the vesting provisions of subsection 2.3 of the Plan shall apply to the share units credited to the Participant’s Stock Account as though each unit represented one share of Stock, and with all units attributable to payment of dividends being fully vested as of the date they are credited to the Participant’s Stock Account.

(e)          Notwithstanding the foregoing provisions of this Section 3, if any share units are credited to a Participant’s Stock Account as of the date of a Change in Control, the Participant shall receive a distribution of shares of Stock equal to the number of such share units. Such distribution shall be in settlement of the Participant’s rights to a distribution under this Section 3, provided that if the record date for a dividend is prior to a Change in Control, but the dividend payment is to occur after such Change in Control, the additional shares attributable to such dividends shall be distributed as soon as practicable thereafter.

3.2          Limitation of Implied Rights.   Neither the Participant nor any other person shall, by reason of deferral of shares of Stock or the deferral of a cash payment, under this Supplement A, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares or cash are distributed. A Participant shall have only a contractual right to the shares and cash, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person. The Company may, but shall not be obligated to, establish a trust to hold assets for the purpose of satisfying obligations under this Supplement A. The Board shall retain the right to terminate, at any time, for any reason, or no reason, the deferral provisions under this Supplement A (which may, but need not, be in conjunction with a termination of the Plan), and shall immediately distribute all, but not less than all, of the Stock Accounts and Cash Accounts as of the date of such termination.

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▼ DETACH PROXY CARD HERE ▼

☐
Mark, Sign, Date and Return
the Proxy Card Promptly	☒
Using the Enclosed Envelope.	Votes must be indicated
(x) in Black or Blue ink
1. To elect a Class III Director for a term expiring in 2009.		4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof
FOR the nominee ☐	WITHHOLD AUTHORITY to vote	☐
listed	for the nominee listed
				To change your address, please mark this box.	☐
Nominee: Donald N. Smith
	FOR	AGAINST	ABSTAIN	To include any comments, please mark this box.	☐
2. To ratify the appointment of Friendly’s independent	☐	☐	☐
public accountants for fiscal 2006.
3. To amend Friendly’s 2003 Incentive Plan (the “2003	☐	☐	☐
Incentive Plan”) to increase the number of shares
of common stock reserved for issuance under the 2003
Incentive Plan.
S C A N L I N E

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

	Date		Share Owner sign here	Co-Owner sign here

FRIENDLY ICE CREAM CORPORATION
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited on behalf of the Board of Directors of
Friendly Ice Cream Corporation for the Annual Meeting on May 10, 2006

The undersigned appoints John L. Cutter, Paul V. Hoagland and Gregory A. Pastore and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Friendly Ice Cream Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2006, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.
(Continued, and to be signed and dated, on the reverse side.)
FRIENDLY ICE CREAM CORPORATION
P.O. BOX 11389
NEW YORK, N.Y. 10203-0389